Lifecore Biomedical Further Strengthens Financial Position Through Sale of Excess Capital Equipment for $17 Million
Company Believes it is Well Positioned for Mid-Term and Long-Term Growth as
Current Capacity Continues to Support up to $300 Million in Annual Revenue
CHASKA, Minn., January 7, 2025 -- Lifecore Biomedical, Inc. (NASDAQ: LFCR) (“Lifecore”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced that it has entered into a sales agreement with a non-competitive buyer for the company’s previously purchased, but not yet installed, high-speed, multi-purpose 10-head isolator filler. Under the terms of the agreement, the buyer will pay Lifecore an aggregate purchase price of $17 million in exchange for the 10-head filler. Lifecore received $7 million at closing and anticipates receiving the remaining payments in three tranches over the next 18 months.
“As we continue to execute our growth strategy, we have continued to carefully examine all aspects of the business to identify opportunities for right-sizing and efficiency,” said Ryan Lake, chief financial officer of Lifecore. “With the recent installation of our high-speed 5-head filler, we have built $300 million of revenue-generating capacity to support our mid-term and long-term revenue growth objectives. Accordingly, we felt that the sale of the 10-head filler, which we believe represented excess capital equipment, represented a compelling opportunity to monetize unused equipment and enhance our financial position. Moving forward, we intend to continue to carefully evaluate equipment expenditures to ensure that future capital investments are aligned with projected operational needs.”
In September, Lifecore announced that it had successfully installed and qualified a new high-speed, multi-purpose 5-head isolator filler, doubling the available capacity it has to offer existing and future customers. With the 5-head filler GMP-ready, the company is engaging in discussions with customers to take advantage of the speed and aseptic isolation benefits of this state-of-the-art, multi-container filler.
About Lifecore Biomedical
Lifecore Biomedical, Inc. (Nasdaq: LFCR) is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of sterile injectable pharmaceutical products in syringes, vials, and cartridges, including complex formulations. As a leading manufacturer of premium, injectable-grade hyaluronic acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the company, visit Lifecore’s website at www.lifecore.com.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. In addition, all statements regarding our anticipated future operating and financial expectations and opportunities, customer opportunities and relationships are forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the company’s ability to successfully enact its business strategies, including with respect to installation, capacity generation and its ability to attract demand for its services, and its ability expand its relationship with its existing customers or attract new customers; the impact of inflation on Lifecore’s business and financial condition; the receipt of payments required by the sales agreement; changes in business conditions and general economic conditions both domestically and globally, including rising interest rates and fluctuation in foreign currency exchange rates; Lifecore’s ability to access sufficient capital to fund its business strategies; and other risk factors set forth from time to time in Lifecore’s SEC filings, including, but not limited to, the Annual Report on Form 10-K for the year ended May 26, 2024 (the “2024 10-K”). For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in the 2024 10-K. Forward-looking statements represent management’s current expectations as of the date hereof and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.
Lifecore Biomedical, Inc. Contact Information:
Vida Strategic Partners
Stephanie Diaz (Investors)
415-675-7401
sdiaz@vidasp.com
Tim Brons (Media)
415-675-7402
tbrons@vidasp.com
Ryan D. Lake (CFO)
Lifecore Biomedical
952-368-6244
ryan.lake@lifecore.com